Exhibit 10.27

August 15, 2003

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AND
SECURITY AGREEMENT

        This Amendment, dated as of August 15, 2003, is made by and between MEDTOX SCIENTIFIC, INC., a Delaware corporation (“Scientific”), MEDTOX LABORATORIES, INC., a Delaware corporation (“Laboratories”), MEDTOX DIAGNOSTICS, INC., a Delaware corporation (“Diagnostics”), and CONSOLIDATED MEDICAL SERVICES, INC., a Delaware corporation (“Consolidated”, and together with Scientific, Laboratories and Diagnostics, collectively, the “Borrowers”, and each a “Borrower”), and WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation formerly known as Norwest Business Credit, Inc. (the “Lender”).

Recitals

        The Borrowers and the Lender are parties to an Amended and Restated Credit and Security Agreement dated as of May 7, 2001 but effective as of March 31, 2001, as amended by a First Amendment to Amended and Restated Credit and Security Agreement dated as of October 24, 2001, and a Second Amendment to Amended and Restated Credit and Security Agreement dated as of May 10, 2002 (as so amended, the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

        The Borrowers have requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

        1.        Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:

        “‘Debt Service Coverage Ratio’ means as of any date, the ratio of (i) the sum of (A) Pre-Tax Net Income, plus (B) year-to-date depreciation expense, plus (C) year-to-date amortization expense to (ii) the sum of (A) Current Maturities of Long Term Debt plus (B) Unfinanced Capital Expenditures.”

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“‘Maximum Line’ means $8,000,000.”

“‘Pre-Tax Net Income’ means fiscal year-to-date pre-tax net income from continuing operations, as determined in accordance with GAAP.”

        “‘Revolving Note’ means the Borrowers’ revolving promissory note, payable to the order of the Lender in substantially the form of Exhibit A to the Third Amendment and any note or notes issued in substitution therefor, as the same may hereafter be amended, supplemented or restated from time to time.

“‘Third Amendment’ means that certain Third Amendment to Amended and Restated Credit and Security Agreement by and between the Borrowers and the Lender dated as of August 15, 2003.

“‘Unfinanced Capital Expenditures’ means as of any date, the difference of: (i) the difference of:

(A)	the amount of Capital Expenditures made during the year-to-date period, less,

(B)	the amount of cash proceeds (or seller credit in the form of a deferred purchase price) received by the Borrowers to finance such Capital Expenditures, less,

(ii) the lesser of:

(A)	$300,000 or

(B)

the amount of Capital Expenditures made within the 90 days preceding such date for which the Borrowers are seeking financing, reduced by the amount of cash proceeds the Borrowers expect to receive from such financing.”

2. Financial Covenants. Sections 6.13 – 6.16 and 7.10 are amended to read as follows:

        “Section 6.13 Minimum Debt Service Coverage Ratio. The Borrowers will maintain, on a consolidated basis, during each year-to-date period described below, their Debt Service Coverage Ratio, determined as at the end of each period, at not less than the ratio set forth opposite such period:

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Year-to-date period ending	Minimum Debt Service Coverage Ratio
June 30, 2003	0.40 to 1.00
September 30, 2003	0.55 to 1.00
December 31, 2003	0.85 to 1.00

“Section 6.14 Minimum Pre-Tax Net Income. The Borrowers will achieve as of each date listed below, on a consolidated basis, Pre-Tax Net Income of not less than the amount set forth opposite such date:

Date	Minimum Pre-Tax Net Income
June 30, 2003	$(600,000)
September 30, 2003	$(275,000)
December 31, 2003	$(300,000)
March 31, 2004	$(350,000)

“Section 6.15 – Reserved. “Section 6.16 – Reserved.

        “Section 7.10 Capital Expenditures. During each fiscal year-to-date period described below, the Borrowers and their Subsidiaries will not incur or contract to incur in the aggregate, Capital Expenditures of more than the amount set forth opposite such period:

Year-to-date period ending	Capital Expenditures
June 30, 2003	$2,500,000
September 30, 2003	$3,000,000
December 31, 2003	$3,000,000
March 31, 2004	$500,000

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3. Changes to Exhibits. Exhibit B to the Credit Agreement is replaced by Exhibit B to this Amendment.

        4.        No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

        5.        Amendment Fee. The Borrower shall pay the Lender as of the date hereof a fully earned, non-refundable fee in the amount of $5,000 in consideration of the Lender’s execution and delivery of this Amendment.

        6.        Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

(a) The Revolving Note, duly executed on behalf of the Borrowers.

(b)        A Certificate of the Secretary of each Borrower certifying as to (i) the resolutions of its board of directors approving the execution and delivery of this Amendment, (ii) the fact that its articles of incorporation and bylaws, which were certified and delivered to the Lender continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) that its officers and agents who have been certified to the Lender, as being authorized to sign and to act on its behalf continue to be so authorized or setting forth the sample signatures of each of its officers and agents authorized to execute and deliver this Amendment and all other documents, agreements and certificates on its behalf.

(c) Payment of the fee described in Paragraph 5.

(d) Such other matters as the Lender may require.

7. Representations and Warranties. Each Borrower hereby represents and warrants to the Lender as follows:

(a)        Each Borrower has all requisite power and authority to execute this Amendment and the Revolving Note and to perform all of its obligations hereunder, and this Amendment and the Revolving Note have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms.

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(b)        The execution, delivery and performance by each Borrower of this Amendment and the Revolving Note have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to any Borrower, or the articles of incorporation or by-laws of any Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower is a party or by which it or its properties may be bound or affected.

(c)        All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

        8.        No Waiver. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

        9.        Release. Each Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

        10.        Costs and Expenses. The Borrowers hereby reaffirm their agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrowers specifically agree to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrowers hereby agree that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrowers, make a loan to the Borrowers under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fee required under paragraph 5 hereof.

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        11.        Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO BUSINESS CREDIT, INC	MEDTOX SCIENTIFIC, INC.
MEDTOX DIAGNOSTICS, INC
MEDTOX LABORATORIES, INC
CONSOLIDATED MEDICAL SERVICES, INC
By s/s Kimberly Leppanen
Kimberly Leppanen
Its Vice President	By s/s Richard J. Braun
Richard J. Braun
Their Chief Executive Officer

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Exhibit A to Third Amendment to Amended and Restated Credit and Security Agreement

REVOLVING NOTE

$8,000,000	Minneapolis, Minnesota
August 15, 2003

        For value received, the undersigned, MEDTOX SCIENTIFIC, INC., a Delaware corporation, MEDTOX LABORATORIES, INC., a Delaware corporation, MEDTOX DIAGNOSTICS, INC., a Delaware corporation, and CONSOLIDATED MEDICAL SERVICES, INC., a Delaware corporation (together, the “Borrowers”), hereby jointly and severally promise to pay as provided in the Credit Agreement (defined below), to the order of WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the “Lender”), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Eight Million Dollars ($8,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Advances made by the Lender to the Borrowers under the Credit Agreement together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Amended and Restated Credit and Security Agreement dated as of May 7, 2001 but effective as of March 31, 2001 (as heretofore amended and as the same may hereafter be amended, supplemented or restated from time to time, the “Credit Agreement”) by and among the Lender and the Borrowers. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

        This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Revolving Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements. To the extent this Note evidences the Borrowers’ obligation to pay Revolving Advances made before the date hereof, this Note is issued in substitution for and replacement of but not in payment of the Borrowers’ promissory note dated as of January 14, 1998, payable to the order of the Lender in the original principal amount of $6,000,000.

Medtox - $8,000,000 Revolving Note

        The Borrowers hereby jointly and severally agree to pay all costs of collection, including attorneys’ fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

        Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

MEDTOX SCIENTIFIC, INC.
MEDTOX LABORATORIES, INC
MEDTOX DIAGNOSTICS, INC
CONSOLIDATED MEDICAL SERVICES, INC

By s/s Richard J. Braun
Richard J. Braun
Their Chief Executive Officer

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Exhibit B to Third Amendment to Amended and Restated Credit and Security Agreement

Compliance Certificate

To:	Kimberly Leppanen
Wells Fargo Business Credit, Inc.

Date:	__________________

Subject:	Medtox Scientific, Inc.
Medtox Laboratories, Inc.
Medtox Diagnostics, Inc.
Consolidated Medical Services, Inc.

        Financial Statements

        In accordance with our Amended and Restated Credit and Security Agreement dated as of May 7, 2001, but effective as of March 31, 2001(as amended to date, the “Credit Agreement”), attached are the financial statements of MEDTOX Scientific, Inc., MEDTOX Laboratories, Inc., MEDTOX Diagnostics, Inc., and Consolidated Medical Services, Inc. (together, the “Borrowers”) as of and for ________________ (the “Reporting Date”) and the year-to-date period then ended (the “Current Financials”). All terms used in this certificate have the meanings given in the Credit Agreement.

        I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrowers’ financial condition and the results of its operations as of the date thereof.

        Events of Default. (Check one):

|_|	The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement not previously reported to the Lender.

|_|	The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement and attached hereto is a statement of the facts with respect thereto.

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Financial Covenants. I further hereby certify as follows:

      1.        Minimum Debt Service Coverage Ratio. Pursuant to Section 6.13 of the Credit Agreement, as of the Reporting Date, the Borrowers’ Debt Service Coverage Ratio was _____ to 1.00 which |_| satisfies |_| does not satisfy the requirement that such ratio be no less than ______ to 1.00 on the Reporting Date as set forth in table below:

Year-to-date period ending	Minimum Debt Service Coverage Ratio
June 30, 2003	0.40 to 1.00
September 30, 2003	0.55 to 1.00
December 31, 2003	0.85 to 1.00

      2.        Minimum Pre-Tax Net Income. Pursuant to Section 6.14 of the Credit Agreement, the Borrowers’ Pre-Tax Net Income for the period ending on the Reporting Date, was $____________, which |_| satisfies |_| does not satisfy the requirement that such amount be not less than $_____________ for such period as set forth in table below:

Date	Minimum Pre-Tax Net Income
June 30, 2003	$(600,000)
September 30, 2003	$(275,000)
December 31, 2003	$(300,000)
March 31, 2004	$(350,000)

      3.        Capital Expenditures. Pursuant to Section 7.10 of the Credit Agreement, for the year-to-date period ending on the Reporting Date, the Borrowers have expended or contracted to expend for Capital Expenditures, $__________________ in the aggregate which |_| satisfies |_| does not satisfy the requirement that such expenditures not exceed $_____________ in the aggregate during such period as set forth below:

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Year-to-date period ending	Capital Expenditures
June 30, 2003	$2,500,000
September 30, 2003	$3,000,000
December 31, 2003	$3,000,000
March 31, 2004	$500,000

4. Salaries. As of the Reporting Date, the Borrowers |_| are |_| are not in compliance with Section 7.17 of the Credit Agreement concerning salaries.

Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

MEDTOX SCIENTIFIC, INC.
MEDTOX LABORATORIES, INC
MEDTOX DIAGNOSTICS, INC
CONSOLIDATED MEDICAL SERVICES, INC

By s/s Richard J. Braun
Richard J. Braun
Their Chief Executive Officer

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